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                                                                Exhibit 10.8(f)

                                 TERM LOAN NOTE

$600,000.00                                                    Phoenix, Arizona
                                                                   June 30, 1999


      FOR VALUE RECEIVED, the undersigned, hereinafter referred to as "BORROWER", promises to pay to the order of IMPERIAL BANK, a California banking corporation ("BANK"), on or before June 30, 2004, at Bank's Office in Phoenix, Arizona, or at such other place as the Holder hereof may from time to time designate in writing, without presentment for payment, diligence, grace, exhibition of this Note, protest or special notice of any kind (except such notice as is required by the Loan Agreement hereafter described), all of which are hereby expressly waived, the lesser of the principal sum of SIX HUNDRED THOUSAND DOLLARS and No Cents ($600,000.00), or the total unpaid principal amount of Advances made by Bank to or for the benefit of Borrower from and after the date of this Note as part of a loan denominated as the Term Loan in that certain Credit Facilities Agreement, restated and amended as of April 30, 1999, and further amended and modified by a First Modification Agreement dated as of June 30, 1999, between Borrower and Bank (together with all amendments and modifications, if any, from time to time thereafter made thereto, collectively the "LOAN AGREEMENT"), together with such interest as shall accrue on the outstanding balance of the applicable principal amount as herein provided.

      Unless otherwise defined herein, or the context otherwise requires, capitalized terms used herein have the meanings provided in the Loan Agreement. Bank and each subsequent transferee and/or owner of this Note, whether taking by endorsement or otherwise, are herein successively called "HOLDER".
Reference is hereby made to the Loan Agreement and the other Restated Loan Documents for a statement of the prepayment rights and obligations of Borrower, a description of the properties mortgaged and assigned, the nature and extent of the collateral security and the rights of the parties to the Restated Loan Documents in respect of such collateral security, a statement of the terms and conditions under which the due date of this Note may be accelerated, and for a statement of the terms and conditions under which the principal balance hereof and the interest accrued hereon may become forthwith due and payable and any indebtedness of the Holder hereof to the undersigned may be appropriated and applied hereon.

      Advances under this Note shall be made in accordance with the terms of the Loan Agreement. Any advance shall be conclusively presumed to have been made to or for the benefit of Borrower when made in accordance with the terms of the Loan Agreement. The unpaid balance of this Note at any time shall be the total amount advanced plus interest accrued thereon and costs, expenses and fees chargeable hereunder, less the amount of payments made thereon by or for Borrower.

      Each Advance under this Note shall bear interest from the date of such Advance until payment in full. Interest shall be charged on the unpaid principal balance of this Note on a daily basis for the actual number of days any portion of the principal is outstanding, at a fluctuating per annum rate of interest (the "NOTE RATE") equal to the sum of (i) 100 Basis Points plus (ii) a fluctuating interest rate per annum equal to the rate of interest established, from time to time (whether or not charged in each instance), by Bank, as Bank's "PRIME RATE." Each change in the Prime Rate (or any component thereof) shall become effective, without notice to Borrower (which notice is hereby expressly waived by Borrower), on the effective date of each such change. Should Bank, during the term of this Agreement, abolish or abandon the practice of establishing a Prime
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Rate, then the Prime Rate used during the remaining term of this Agreement shall be that interest rate then in effect at Bank, which, from time to time, in the reasonable judgment of the Holder of this Note and this Agreement, most effectively approximates the original definition of Bank's Prime Rate. Borrower acknowledges that Bank may, from time to time, extend credit to other Persons at rates of interest varying from, and having no relationship to, the Prime Rate. A certificate signed by any Vice President of Bank shall be conclusive evidence of the Prime Rate at any given time.

      Interest shall be computed on a simple interest basis, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal indebtedness of this Note, multiplied by the actual number of days said principal indebtedness is outstanding. Interest accruing on the unpaid principal balance of this Note will be payable monthly as herein provided.

      Absent a Default, beginning on the fifth day of the month following the first Advance disbursed pursuant to the Term Loan, but no earlier than August 5, 1999, and on the fifth day of each calendar month thereafter to and including June 5, 2004, Borrower shall pay to Bank payments of principal and interest in amounts calculated in accordance with the next paragraph so as to fully amortize each individual Advance disbursed pursuant to the Term Loan over a period of forty-eight (48) months that commences with fifth day of the month following the disbursement of the Advance and ends the earlier of the fifth day of the forty-eighth month following said disbursement or June 30, 2004. On June 30, 2004, Borrower shall pay to Bank the amount necessary to pay in full any remaining principal and interest, together with any unpaid Lender's Expenses due Bank.

      The unrepaid balance of each Advance disbursed pursuant to the Term Loan will accrue interest from its respective Funding Date to the date when all of that Advance has been repaid in full, at the Note Rate. However, for purposes of calculating Borrower's monthly payments of principal and interest due with respect to each individual Advance, Bank will establish a "PAY RATE" for each individual Advance. Prior to June 30, 2004, for each Advance Bank will determine the Prime Rate effective on the last day of the month within which the Advance was first disbursed (the "INITIAL RATE DATE" for that Advance), and on each annual anniversary of the Initial Rate Date for the Advance (each a "CHANGE DATE"). The Pay Rate for an Advance for the first twelve months following its disbursement shall equal the sum of the Prime Rate effective on the Initial Rate Date for that Advance plus one hundred (100) Basis Points. For the twelve month period following each Change Date, the Pay Rate for an Advance shall become the sum of the Prime Rate effective on that Change Date plus one hundred (100) Basis Points. The amount of the monthly payments (principal and interest), payable with respect to a given Advance following a Change Date may vary from that paid previously, and even that which has actually accrued at the Note Rate. This variance, if any, results from changes in the Pay Rate and the extent to which the Pay Rate matches the Note Rate. For each Advance, promptly after its Initial Rate Date, Bank will determine the amount of monthly payment that will be sufficient to fully amortize the balance of the subject Advance over a forty eight month term, assuming the balance thereof is bearing interest at its initial Pay Rate. The result of this calculation will determine the amount of the monthly payments to be made with respect to the subject Advance until the next Change Date. With respect to each Advance, on its first Change Date and on each of its Change Dates thereafter, the Pay Rate for the Advance will be adjusted to equal the Note Rate then existent on the applicable Change Date. Bank will then determine for the subject Advance the amount of the monthly payments that


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will be needed to amortize the remaining balance of the Advance over the term remaining in the original forty-eight month amortization schedule at the new
Pay Rate for that Advance. The result of these calculations will establish the respective amounts of Borrower's monthly payments for the Advances until their next Change Dates or until June 30, 2004, whichever first occurs. Each newly calculated monthly payment shall be due and payable beginning with the first monthly payment date occurring after the Change Date giving rise to the recalculation, and shall continue thereafter until the amount of the monthly payment changes again. Bank will provide Borrower with notice of each change in the Pay Rates and the amounts of the monthly payments calculated therefrom prior to the dates that newly changed monthly payments are due.

      If any installment payment, interest payment, principal payment or principal balance payment due hereunder is delinquent ten (10) or more days, Borrower agrees to pay Bank a late charge in the amount of five percent (5.0%) of the payment so due and unpaid, in addition to the payment; but nothing in this paragraph is to be construed as any obligation on the part of Bank to accept payment of any payment past due or less than the total unpaid principal balance after Maturity. Each and every payment due under this Note shall be made in lawful money of the United States of America and in immediately available funds on or before 5:00 p.m. (Phoenix, Arizona time), and when made shall be first applied to accrued Lender's Expenses and late charges, if any, then to interest due, and then to the reduction of the principal amount of this Note.

      At any time that: (a) an Event of Default has occurred and has been declared by Bank in writing; and, (b) if and only if a Cure Period is provided, such Event of Default has not been cured or waived within any relevant Cure Period provided, the unpaid principal balance of this Note, together all unpaid interest then accrued shall bear interest at the Note rate, as it may vary from time to time, increased by five hundred (500) Basis Points per annum.

      Borrower hereby agrees: (i) to any and all extensions (including extensions beyond the original term hereof) and renewals hereof, from time to time, without notice, and that no such extension or renewal shall constitute or be deemed a release of any Obligation of Borrower to the Holder hereof; (ii) that any written modification, extension or renewal hereof executed by Borrower shall constitute a representation and warranty of Borrower that the unpaid balance of principal, interest and other sums owing hereunder at the time of such modification, renewal or extension are owed without adjustment for offset, counterclaim or other defense of any kind by Borrower; (iii) that acceptance by the Holder hereof of any performance which does not comply strictly with the terms hereof shall not be deemed to be a waiver or bar of any right of said Holder, nor a release of any obligation of Borrower to the Holder hereof; (iv) this Note shall be deemed to have been made in the State of California and the validity of this Note and the construction, interpretation, and enforcement hereof, and the rights of the parties hereto shall be determined under, governed by, and construed in accordance with the laws of the State of California, without regard to principles of conflicts of law; and (v) to pay the Holder hereof, upon demand, Lender's Expenses.

      BORROWER WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS NOTE OR BORROWER'S OBLIGATIONS OR THE RESTATED LOAN DOCUMENTS OR THE COLLATERAL, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A REFEREE IN ARBITRATION AS PROVIDED IN THE LOAN AGREEMENT AND NOT BEFORE A JURY.


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      Time is of the essence for this Note and each and every term and provision hereof.


                                           INTEGRATED INFORMATION SYSTEMS, INC.,
                                           an Arizona corporation




                                           By  /s/ James A. Garvey
                                               ---------------------------------

                                           Its CEO & President
                                               ---------------------------------





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